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                                                                    EXHIBIT 12.1

                            GLOBALSANTAFE CORPORATION
                STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                              (Millions of dollars)


                                                           Three Months Ended              Nine Months Ended
                                                             September 30,                   September 30,
                                                       --------------------------      --------------------------
                                                          2003            2002            2003            2002
                                                       ----------      ----------      ----------      ----------

Fixed charges:
   Interest expense, gross                             $     17.0      $     14.3      $     50.8      $     42.9
   Portion of rentals representative of interest              5.4             6.5            18.0            17.6
                                                       ----------      ----------      ----------      ----------

     Total fixed charges                               $     22.4      $     20.8      $     68.8      $     60.5
                                                       ==========      ==========      ==========      ==========

Earnings before fixed charges:
   Income before income taxes                          $     18.5      $     87.5      $    118.4      $    255.7
   Fixed charges                                             22.4            20.8            68.8            60.5
   Capitalized interest                                      (7.4)           (5.6)          (26.6)          (13.1)
   Amortization of capitalized interest                       0.7             0.7             2.2             2.2
                                                       ----------      ----------      ----------      ----------

     Total earnings before fixed charges               $     34.2      $    103.4      $    162.8      $    305.3
                                                       ==========      ==========      ==========      ==========

Ratio of earnings to fixed charges:
   Earnings before fixed charges                       $     34.2      $    103.4      $    162.8      $    305.3
   Fixed charges                                       $     22.4      $     20.8      $     68.8      $     60.5

Ratio of earnings to fixed charges                           1.53            4.97            2.37            5.05
                                                       ==========      ==========      ==========      ==========